Exhibit 1.1

HAYWARD GATEWAY CENTER

INDUSTRIAL LEASE AGREEMENT

BETWEEN

HAYWARD FGHK INDUSTRIAL, LLC,
a Delaware limited liability company

AS LANDLORD

AND

HERITAGE GLOBAL PARTNERS, INC.,

a California corporation

AS TENANT

DATED AS OF

OCTOBER 19, 2020

Table of Contents

Page

1.	Definitions and Basic Provisions3
2.	Lease and License Grant4
3.	Tender of Possession4
4.	Rent6
5.	Delinquent Payment; Handling Charges6
6.	Security Deposit7
7.	Services; Utilities; Common Areas.7
8.	Alterations; Repairs; Maintenance; Signs.11
9.	Use16
10.	Assignment and Subletting.17
11.	Insurance; Waivers; Subrogation; Indemnity.20
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee.23
13.	Rules and Regulations24
14.	Condemnation.24
15.	Fire or Other Casualty.25
16.	Personal Property Taxes26
17.	Events of Default27
18.	Remedies28
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies.30
20.	Intentionally Deleted31
21.	Surrender of Premises31
22.	Holding Over31
23.	Certain Rights Reserved by Landlord32
24.	Intentionally Deleted32
25.	Hazardous Materials.33
26.	Miscellaneous.35
27.	USA Patriot Act and Anti-Terrorism Laws.42
28.	Guaranty42
29.	OSHA Regulations42
30.	Disclaimer43
31.	Landlord Consent44

i

INDUSTRIAL LEASE AGREEMENT

This Industrial Lease Agreement (this “Lease”) is entered into as of October 19, 2020 by and between the Landlord and the Tenant hereinafter named.

BASIC LEASE INFORMATION

Landlord:	Hayward FGHK Industrial, LLC, a Delaware limited liability company (“Landlord”)
Tenant:	Heritage Global Partners, Inc., a California corporation (“Tenant”)
Premises:

That portion of the building commonly known as Building K (the “Building”) located at 26545 Danti Court, Hayward, California containing approximately 30,321 square feet.  The Premises are outlined on the plan attached to the Lease as Exhibit A.  The term “Complex” shall collectively refer to the Building and Buildings F, G and H which are part of the multi-building industrial complex commonly known as “Hayward Gateway Center” (the “Center”), the land on which the Complex is located (the “Land”) and the driveways, associated parking facilities (the “Parking Area”), and similar improvements and easements associated with the Complex or the operation thereof.  The Complex is more particularly shown in the attached Exhibit B.

Term:

Approximately ninety (90) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 90th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein (as defined in Section 4(b) below); or (b) May 1, 2021.

Base Rent:	Base Rent shall be the following amounts for the following periods of time:
	Months	Monthly Base Rent Rate Per Square Foot	Monthly Base Rent
	1 – 12	$0.9000	$27,288.90
	13 – 24	$0.9270	$28,107.57
	25 – 36	$0.9548	$28,950.79
	37 – 48	$0.9835	$29,819.32
	49 – 60	$1.0130	$30,713.90
	61 – 72	$1.0433	$31,635.31
	73 – 84	$1.0746	$32,584.37
	85 – 90	$1.1069	$33,561.90

Rent:	Base Rent, Additional Rent and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Security Deposit:	$33,000.00
Guarantor:	Heritage Global Inc., a Florida corporation
Tenant Improvements:	None.
Permitted Use:	Warehouse and distribution of product and goods in connection with Tenant’s auction and asset advisory firm and incidental general office use relating thereto, and for no other purpose whatsoever.

Tenant’s Proportionate Shares:

Of the Building:  20.83%, which is the percentage obtained by dividing (a) the number of square feet in the Premises as stated above by (b) the number of square feet in the Building which is 145,563 square feet if fully occupied.

Of the Complex:  6.18%, which is the percentage obtained by dividing (i) the number of square feet in the Premises as stated above by (ii) the number of square feet in the Complex which is 490,915 square feet if fully occupied.

Of the Center:  2.56%, which is the percentage obtained by dividing (x) the number of square feet in the Premises as stated above by (y) the number of square feet in the Center which is 1,185,891 square feet if fully occupied.

Subject to Tenant’s right to remeasure as hereinafter set forth, Landlord and Tenant stipulate that the number of square feet in the Premises, in the Building and in the Complex set forth above is the square footage in existence on the date of this Lease.  Landlord shall, upon the written request of Tenant received prior to the Delivery Date and at Tenant’s sole cost and expense, cause the square footage of the Premises to be verified by an architect selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with Building standard methods of measurement.  Notwithstanding any change in the square footage of the Premises as a result of such remeasurement, the Base Rent, Additional Rent, Taxes, Insurance, Tenant’s Proportionate Share, and any other matters affected by the square footage of the Premises shall not be modified. If there is a change in the square footage of the Premises, Tenant shall, within fifteen (15) days after Landlord’s written request, execute and return a lease amendment effective as of the Delivery Date, confirming such change in the square footage.

Initial Liability Insurance Amount:	$3,000,000
Parking Spaces:

Twenty (20) non-exclusive, unreserved parking spaces in the Parking Area; provided, however, that five (5) parking spaces located proximately to the entrance to the Premises shall be reserved for Tenant’s exclusive use, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area, at no charge to Tenant throughout the Term of the Lease.

Broker:	For Tenant: CBRE, Inc. For Landlord: Cushman & Wakefield
Tenant’s Address:	For all Notices: Heritage Global Partners, Inc. 12625 High Bluff Drive Suite 305 San Diego, CA 92130 Attention: Nick Dove, President Telephone: (858) 847-0659 Email: ndove@hginc.com
Landlord’s Address:	For all Notices: CBRE, Inc. 3391-A Arden Road Hayward, CA 94545 Attention: Hayward Gateway Center Property Manager Email: Dena.Hodges@cbre.com	With a copy to: Invesco Real Estate 2001 Ross Avenue, Suite 3400 Dallas, TX 75201 Attention:Hayward Gateway Center Asset Manager

The foregoing Basic Lease Information is incorporated into and made a part of this Lease.  If any conflict exists between any Basic Lease Information and the following provisions of the Lease, then such following provisions of the Lease shall control.

LEASE PROVISIONS

Definitions and Basic Provisions

.  The definitions and basic provisions set forth in the foregoing Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s heating, ventilation and air conditioning (“HVAC”), life-safety, sprinkler, plumbing, sewer (but only to the point of entry of the Building), electrical, electromotive and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Complex, and “Law” shall mean any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Complex (other than inside the Premises); and “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees and invitees.

Lease and License Grant

.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).  In addition, during the Term, Tenant shall have an exclusive, non-revocable license to use and occupy the loading dock(s) outside the Premises as shown on Exhibit A (collectively, the “Loading Dock”).  Subject to the provisions of this Lease applicable to the Premises, and such rules and regulations as may be promulgated by Landlord from time to time, Tenant and each Tenant Party may use the Loading Dock for loading and access to and from the Premises for the Permitted Use set forth in the Basic Lease Information above.  Tenant’s use of the Loading Dock shall be at its sole risk, and, except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any injury to any person or property, or for any loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever.  Tenant shall cause its personnel and visitors to remove their vehicles from the Loading Dock at the end of each Business Day.  The costs of operation and maintenance of the Loading Dock shall be a Common Area Maintenance Cost (as defined in Exhibit C) if used in common with other tenants, provided, however, Tenant shall pay an equitable share of the costs of operation and maintenance of the Loading Dock as such costs are allocated by Landlord based upon the estimated use by each of the respective tenants using the Loading Dock as determined by Landlord in its reasonable discretion; otherwise Tenant shall be responsible for all such costs as set forth in Section 8(b)(ii).

Tender of Possession

.

(a)Estimated Delivery Date; Delay in Delivery.  Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant on the later to occur of (i) the first (1st) Business Day following the date of mutual execution and delivery of this Lease and (ii) January 1, 2021 (in either case, the “Estimated Delivery Date”).  If Landlord is unable to tender possession of the Premises to Tenant by the Estimated Delivery Date, then:  (1) the validity of this Lease shall not be affected or impaired thereby; (2) Landlord shall not be in default hereunder or be liable for damages therefor; and (3) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  The date on which Landlord delivers possession of the Premises shall be referred to herein as the “Delivery Date.”

(b)Early Access.  Subject to Tenant’s delivery of an executed original of this Lease, the Guaranty, the prepaid Base Rent and the Security Deposit as required elsewhere in this

Lease, and the insurance certificates evidencing Tenant’s insurance policies required under this Lease, Landlord shall provide Tenant with early access to the Premises on the Delivery Date.  Such period of early access shall commence on the Delivery Date and continue through the date immediately preceding the Commencement Date (the “Early Access Period”), and Tenant’s access during the Early Access Period shall be subject to all of the terms and conditions of this Lease, except for Tenant’s obligation to pay Rent (which obligation shall commence upon the Commencement Date).  Notwithstanding the foregoing, the conduct of business in the Premises shall cause an immediate acceleration of the Commencement Date to the date of Tenant’s initial conduct of business in the Premises; provided, however, that it shall not constitute the “conduct of business” for Tenant to store assets and equipment at the Premises or to allow Tenant Parties access to such assets and equipment to remove them during the Early Access Period.  During the Early Access Period, Tenant may enter the Premises (but not any other portion of the Building or the Complex) for the sole purpose of storing equipment, installing telephones, electronic communication equipment, fixtures and furniture, provided that Tenant shall be solely responsible for all of the foregoing and for any loss or damage thereto from any cause whatsoever except to the extent caused by Landlord’s gross negligence or willful misconduct.  Such early access and such installation shall be permitted only to the extent that such early access and installation activities will not interfere with the access, use and occupancy of the Building or the Complex by Landlord or any other tenant or occupant.  The provisions of Sections 8(a) and 11 of this Lease shall apply in full during the Early Access Period, and Tenant shall (x) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to and as a condition to such early access, and (y) comply with all Laws applicable to such early access work in the Premises. For purposes of clarity, Tenant shall not be required to pay Base Rent and Additional Rent during the Early Access Period; provided, however, Tenant shall pay the cost of services and utilities provided to the Premises.

(c)Confirmation Letter.  Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information), the Delivery Date, and the expiration date of the Term (as defined in the Basic Lease Information); and (2) that Tenant has accepted the Premises; provided, however, that the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.  Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be an Event of Default (as defined in Section 17) under this Lease and shall be deemed to constitute Tenant’s agreement to the contents of such document.

(d)Premises “AS IS”.  Tenant acknowledges that: (i) it has been advised by Landlord, Landlord’s broker and Tenant’s broker to satisfy itself with respect to the condition of the Premises (including, without limitation, the Building’s Systems located therein, and the security and environmental aspects thereof) and the Loading Dock and the present and future suitability of the Premises for Tenant’s intended use; (ii) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in its then “AS IS” condition, subject to all applicable Laws.

(e)Warranty.  Notwithstanding Section 4(d) above and without limiting Landlord’s obligations under Section 8(b)(i), Landlord warrants that for thirty (30) days following the Delivery Date, the Building’s Structure and the Building’s Systems serving the Premises shall be in good working order.  Landlord shall repair any defective or malfunctioning component of such structure or systems (a) not caused by Tenant or a Tenant Party and (b) for which Landlord receives written notice from Tenant within such thirty (30) day period.

[LANDLORD TO CONFIRM HVAC SERVES THE PREMISES ONLY AND NOT SHARED WITH OTHER TENANTS OF THE BUILDING/COMPLEX AND SEPARATE METERS FOR UTILITIES TO BE PAID BY TENANT ARE INSTALLED AND AVAILABLE AT THE PREMISES]

Rent

.  Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), which payment shall be accompanied by all applicable state and local sales and use taxes.  Unless otherwise prohibited by applicable Law, Tenant shall make Rent payments via Automated Clearing House payment processing.  The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Base Rent, adjusted as herein provided, shall be payable monthly in advance.  Base Rent in the amount of $27,288.90 and the estimated Additional Rent in the amount of $4,548.15 for the first (1st) month of the Term shall be payable contemporaneously with the execution and delivery of this Lease by Tenant; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term.  If the Commencement Date does not occur on the first (1st) day of a calendar month, Base Rent and the estimated Additional Rent for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs shall be paid on the second (2nd) month of the Term.  The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Base Rent.

Delinquent Payment; Handling Charges

.  All past due payments (other than late charges) required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, the late fee and the interest referenced above shall not be charged with respect to the first occurrence (but may be charged with respect to any subsequent occurrence) during any twelve (12) month period that Tenant fails to make payment when due.

Security Deposit

.  Contemporaneously with the execution and delivery of this Lease by Tenant, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17).  Landlord may at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law.  Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant.  Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.  Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.Services; Utilities; Common Areas.

(a)Services.  Other than Landlord’s maintenance and other obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant.

(b)Utility Use.  Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises from the public utility company furnishing same.  Any meters required in connection therewith shall be installed at Tenant’s sole cost.  Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Premises during the Term of this Lease.  In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant’s equitable share of the cost of such services, as determined by Landlord.  If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Building, Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share.  Landlord shall furnish and install all piping, feeders, risers and other connections necessary to bring utilities to the perimeter walls of the Premises.  Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant’s Proportionate Share (as defined in the Basic Lease Information) of any utilities or services furnished to the Common Areas (as defined in Section 7(c)) pursuant to Exhibit C.  Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of Rent on account thereof, in utility services.  Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises.

(c)Common Areas.  The term “Common Area” is defined for all purposes of this Lease as that part of the Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), the Parking Area, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding:  (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted.  In addition, although the roofs of the buildings in the Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of: (1) Landlord’s ability to prescribe rules and regulations regarding same; and (2) its inclusion for purposes of Common Area Maintenance reimbursements.  Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex.  For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for the Parking Area other areas reasonably accessible to the tenants of the Complex, which areas may be elevated, surface or underground.  Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roofs) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or the Complex, as applicable, and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe.  For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i)Landlord may from time to time designate specific areas within the Complex or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, licensees, and concessionaires shall be parked; and in this regard, Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, its subtenants, its licensees or its concessionaires, or their employees; and Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Complex, other than the specified areas designated for employee parking, Landlord may have such vehicle towed at the cost of the owner of same.  Tenant may only park vehicles no larger than full size passenger automobiles or pickup trucks/sports utility vehicles, unless Tenant shall have first obtained Landlord’s written consent thereto.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

(ii)Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(iii)Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(iv)With regard to the roofs of the buildings in the Complex use of the roofs is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(d)Recycling and Waste Management.  Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service).  Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord.  Tenant shall not operate an incinerator or burn trash or garbage within the Complex.  Tenant covenants and agrees, at its sole cost and expense: (i) to comply with all present and future Laws, orders and regulations of the federal, state, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (ii) to comply with Landlord’s recycling policy as part of Landlord’s energy efficient and environmentally sustainable practices (“Landlord’s Sustainability Initiative”) where it may be more stringent than applicable Law; (iii) to sort and separate its trash and recycling into such categories as are provided by Law or Landlord’s Sustainability Initiative; (iv) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (v) that Landlord reserves the right to require Tenant to arrange for such collection utilizing a contractor satisfactory to Landlord; and (vi) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.  Tenant shall provide Landlord as reasonably requested and no less than annually with a copy of waste manifests for all waste that leaves the Building that is within Tenant’s direct control, including consumable waste, recyclable waste, pallets, off-site paper shredding and electronic waste.

(e)On-site Power.  Landlord shall have the right to install on-site power (i.e., solar or small wind) at the Building or the Complex.  Tenant agrees to cooperate with Landlord in all commercially reasonable ways in connection with the installation and on-going operation of such on-site power.  Tenant shall have no right to any renewable energy credits resulting from on-site renewable energy generation, even if Tenant uses such energy.  Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion.

(i)Consumption Data.  Tenant shall within ten (10) days of request by Landlord provide consumption data in form reasonably required by Landlord: (x) for any utility billed directly to Tenant and any subtenant or licensee; and (y) for any submetered or separately metered utility supplied to the Premises for which Landlord is not responsible for reading.  If

Tenant utilizes separate services from those of Landlord, Tenant hereby consents to Landlord obtaining the information directly from such service providers and, upon ten (10) days’ prior written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the data to Landlord.  Any information provided hereunder shall be held confidential except for its limited use to evidence compliance with any sustainability standards.  If Tenant fails to deliver any release or to provide any information requested hereunder within the ten (10)-day period, then Landlord may charge Tenant the sum of $100.00 per day for each day after the ten (10)‑day period until delivered (the “Late Reporting Fee”), in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Section 17 of this Lease.  A Tenant Party shall not use, nor allow any of its parent, subsidiary or affiliated entities or architects, engineers, or other consultants or advisors to use, any of such consumption data or other information to challenge any sustainability score, rating, certification or other approval granted by any third party.

(ii)Benchmarking.  When energy and/or water benchmarking are required by local, state or federal codes, Tenant shall fully cooperate with Landlord to comply with such Laws.  If Tenant fails to cooperate within ten (10) days of written request, Landlord may charge Tenant the Late Reporting Fee for each day after such ten (10)-day period that Tenant fails to so cooperate, in addition to any other rights or remedies afforded to Landlord for an Event of Default pursuant to Section 17 of this Lease.  If the results of such benchmarking reveal an energy or water performance score that requires audit and/or commissioning studies to be performed, Tenant shall cooperate fully and promptly reimburse Landlord for the cost of such audits and/or commissioning.  Furthermore, if the results of such audits and commissioning reveal opportunities to improve efficiencies through Tenant operations, Tenant shall make every reasonable effort to take such corrective measures.

(iii)Data Center.  Tenant may not operate a Data Center within the Premises without the express written consent of Landlord.  The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high‑density computing equipment, such as server racks, used for data storage and processing.  The space will have dedicated, uninterruptible power supplies and cooling systems.  Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities.  A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area.  In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1)Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms.  If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2)Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default, Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

(f)Notwithstanding the foregoing, if: (i) any such utility service is interrupted because of the grossly negligent acts of Landlord, its employees, agents or contractors; (ii) Tenant notifies Landlord of such interruption in writing (the “Interruption Notice”); (iii) such interruption does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such interruption is not caused by a fire or other Casualty; (v) the repair or restoration of such service is reasonably within the control of Landlord; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant’s sole remedy for such interruption shall be as follows:  on the tenth (10th) consecutive Business Day following the latest to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such ten (10) Business Day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

8.Alterations; Repairs; Maintenance; Signs.

(a)Alterations.  Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises.  Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations:  (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess of Ten Thousand Dollars ($10,000.00); or (iv) will require a building permit or similar governmental approval to undertake.  Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s).  Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations.  If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord.  Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in accordance with the provisions of Exhibit D-1 attached hereto, and shall be subject to supervision by Landlord or its employees, agents or contractors.  Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require.  Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Complex in connection with the making of any Alterations.  If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Complex, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements.  Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations.  If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than the expiration date or earlier termination of the Lease), remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.  Any Alterations that are surrendered with the Premises upon the expiration or sooner termination of this Lease shall become the property of Landlord at such time.  All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Complex.  Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.  Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.  All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition make-up suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; and (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request.  The routing plan shall be available to Landlord and its agents at the Building upon request.

(b)Repairs; Maintenance.

(i)By Landlord.  Landlord shall, subject to reimbursement under Exhibit C, keep the Building’s Structure (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls), the Building’s Systems serving the Common Areas, the Loading Dock (if used in common by tenants of the Building) and the roof and foundation of the Premises in good repair.  Landlord, however, shall not be required to make any repairs caused by or attributable to the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease.  In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs.  In connection with such repairs, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s access and use of the Premises.  Landlord shall not be liable to Tenant for any interruption of Tenant’s business or for any loss of income or profit therefrom or for inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease or due to any remodeling or other renovations undertaken by Landlord.  In addition, Landlord shall maintain the Common Areas of the Complex subject to reimbursement as set forth in Exhibit C.  To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import.

(ii)By Tenant.  Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted.  Tenant’s repair obligations include, without limitation, repairs to:  (1) the Building’s Systems exclusively serving the interior of the Premises; (2) Tenant’s equipment and fixtures; (3) Tenant’s signs, placards, decorations or other advertising media of any type; (4) interior painting or other treatment of exterior walls; (5) plate glass, windows, doors and other exterior openings including replacement of cracked or broken glass; (6) window and door frames, molding, closure devices, locks and hardware; (7) signage and special store fronts, if any; and (8) the Loading Dock (unless it is used in common with other tenants) in good, clean and habitable condition.  In addition, Tenant shall, at its sole cost and expense, keep the same free of dirt, rubbish, insects, rodents, vermin and other pests.  Without limiting the coverage of the previous sentences, it is understood that Tenant’s responsibilities therein include the repair and replacement in accordance with all applicable Laws of the Building’s Systems exclusively serving the interior of the Premises and Tenant’s equipment and fixtures, and also includes all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in the Premises, but only if the defect or other cause for repair or replacement was caused by Tenant.  Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all HVAC systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord).  The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises; provided, however, that (a) if Tenant fails to enter into or maintain a contract for the maintenance and repair of the HVAC equipment in the Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work and charging Tenant for all costs thereof, or (b) if Landlord elects to do so, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work, with the costs thereof to be reimbursed to Landlord pursuant to Exhibit C.  If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord

(such time period not being subject to the notice and cure provisions of Section 17(f)), Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as Rent hereunder, the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant.  Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency, or if such repairs relate to the exterior of the Premises.  At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord.  All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant.  Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, the Landlord Indemnitees (as defined in Section 8(d)) shall not be liable under any circumstances for any loss, injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or from any other cause whatsoever, it being understood that Tenant’s sole recourse in the event of any such loss, injury or damage will be to file a claim on the insurance policies that Tenant is required to maintain pursuant to Section 11(a).  In no event shall the Landlord Indemnitees ever be liable for loss, injury or damage resulting from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant.  Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damages to Tenant’s property or business or injury to persons, in, on or about the Premises or the Complex arising from any cause, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, and Tenant hereby waives all claims in respect thereof against the Landlord Indemnitees.  It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location.  Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices.  Tenant acknowledges the necessity of housekeeping, ventilation and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention.  Without limiting the generality of the foregoing, Tenant shall adopt and implement the following guidelines:  (A) report any maintenance problems involving water, moist conditions or mold to the property manager for the Complex (the “Property Manager”) promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth; (B) do not block or inhibit the flow of return or make-up air into the HVAC system; (C) maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions; (D) regularly conduct janitorial activities, especially in bathrooms, kitchens and janitorial spaces, to remove mildew and prevent or correct moist conditions; and (E) maintain water in all drain taps at all times.  Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.  Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises except to the extent caused by Landlord’s gross negligence or willful misconduct.  In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.  For avoidance of doubt, Tenant shall not be required to make any structural repairs or Alterations to the Premises, the Building, or the Complex which may be required by Law (whether presently existing or hereafter enacted), insurance regulations or otherwise except as provided in this Lease.

(iii)Performance of Work.  All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than:  (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $1,000,000 per occurrence and $2,000,000 general aggregate and $2,000,000 products and completed operations naming Landlord, the Property Manager and Invesco Advisers, Inc. (“Invesco”) as additional insureds for ongoing and completed operations using ISO Forms CG 2010 04/13 and CG 2037 04/13 (or other equivalent forms approved in writing by Landlord); (ii) workers’ compensation insurance in amounts required by statute and employer’s liability coverage with limits of not less than $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease; (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000 naming Landlord, the Property Manager and Invesco as additional insureds; and (iv) if any work to be performed by Tenant’s contractors and subcontractors are considered “high risk” or “high hazard,” Umbrella/Excess Liability with a limit of $5,000,000 per occurrence in excess of (i‑iii) above. Coverage shall be written as follow form or alternately with a form that provides coverage that is at least as broad as the primary policies. Each policy shall include a waiver of subrogation in favor of Landlord, the Property Manager and Invesco. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work.  Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems).  All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord.  All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.  Any and all Alterations performed by Tenant will be performed in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit D-1 and the Energy and Sustainability Construction Guidelines and Requirements attached hereto as Exhibit D-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

(c)Mechanic’s Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Complex in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Complex or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either:  (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Complex or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  Tenant shall indemnify, defend and hold harmless Landlord, its Property Manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Landlord Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  The foregoing indemnity shall survive termination or expiration of this Lease.

(d)Signs.  Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord from time to time.  Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, or the exterior of the Building, if required in connection with any cleaning, maintenance or repairs to the Building or which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Complex and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense.  Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Complex.  Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached.  If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

Use

.  Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises.  Without limiting the generality of the foregoing, Tenant shall comply with all easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments thereto made from time to time, and each of which has been or is hereafter recorded in the Official Records of the county in which the Building is located.  Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law.  The population density within the Premises as a whole shall at no time exceed one person for each one thousand (1,000) square feet in the Premises.  Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant:  (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, provided that Tenant shall not be liable for structural changes required by the Disabilities Acts to the extent the Premises were not in compliance with the Disabilities Acts on the Delivery Date, or where this Lease provides such compliance is Landlord’s obligation; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant).  The Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues).  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building.  If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amounts shall not waive any of Landlord’s other rights.  In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.  Tenant agrees to comply with and cooperate with Landlord’s efforts to comply with energy efficiency, green building and/or carbon reduction laws, including occupant, water, energy and transportation surveys within the city, county, state or any other jurisdiction.

10.Assignment and Subletting.

(a)Transfers.  With the exception of a Permitted Transfer (as defined below), Tenant shall not, without the prior written consent of Landlord:  (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b)Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under the Lease and the proposed transferee:  (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Complex; (4) will not use the Premises or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or Complex; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Complex; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Complex or any Affiliate of any such person or entity (all of the foregoing Section 10(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent); otherwise, Landlord may withhold its consent in its sole discretion.  Landlord shall have no obligation to consent to any requested Transfer if Tenant is then in default under this Lease.

(c)Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d)Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  In all events, it is understood and agreed that all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

(e)Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:  (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)Permitted Transfers.  Notwithstanding the foregoing, Tenant may, without the consent of Landlord, make the following transfers to the following entities (each, a “Permitted Transfer” and each, a “Permitted Transferee” respectively):

(i)An assignment of this Lease to any Affiliate of Tenant which shall (a) Control; (b) be under the Control of; or (c) be under common Control with Tenant. As used herein, "Control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract;

(ii)An assignment of this Lease to any entity which is a successor to Tenant either by merger or other consolidation of Tenant, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and

(B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease;

(iii)A public offering of Tenant;

(iv)A sale of all or substantially all the assets of Tenant or its direct or indirect parent or Affiliate if the Tangible Net Worth of the entity acquiring such assets after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

(v)A sublease of all or a portion of the Premises to an Affiliate or subsidiary of Tenant.

(g)Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Complex.  No later than five (5) Business Days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) a copy of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

(h)Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.

(i)Waiver.  Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

11.Insurance; Waivers; Subrogation; Indemnity.

(a)Tenant’s Insurance.  Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:  (A) commercial general liability insurance of not less than $5,000,000 per occurrence, with an annual aggregate limit of not less than $5,000,000, insuring Tenant against liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, with an additional insured endorsement naming Landlord, the Property Manager and Invesco in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord); (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 combined single limit for property damage and bodily injury, naming Landlord, the Property Manager and Invesco as additional insureds; (C) Property insurance, which shall include protection against loss or damage from ISO Special Form perils, covering the full value of all Tenant’s Alterations and improvements and betterments in the Premises (excluding coverage for damage to the Building which is Landlord’s responsibility to insure), naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) Property insurance, which shall include protection against loss or damage covering the full value of all Tenant’s furniture, trade fixtures and personal property in the Premises or otherwise placed in the Complex by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $1,000,000; (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(C) or attributable to the prevention of access to the Building or the Premises; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on a Special Risk basis (including collapse) on a completed value (non-reporting) form if required, or by endorsement including such coverage pursuant to Section 11(a)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time.  Tenant’s commercial general liability, property, automobile and umbrella/excess liability insurance required herein shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy.  Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least five (5) days prior to each renewal of said insurance, and Tenant shall provide written notice to Landlord at least thirty (30) days before cancellation or a material change of any insurance policies required of them herein.  All such insurance policies shall be in form, and issued by companies approved to do business in the State of California and with a Best’s rating of A-:VII or better, reasonably satisfactory to Landlord.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof.  It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b)Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies:  (1) Property insurance for the Building’s full replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, with coverage at least as broad as that provided by the Insurance Services Office Form CP 10 30 Causes of Loss or equivalent form, providing for the risks of direct physical loss or damage to cover the repair or replacement of the entire Building, including all ancillary structures, paved surfaces and utilities and infrastructure servicing the Building; (2) commercial general liability insurance in an amount of not less than $5,000,000 per occurrence and annual aggregate; and (3) in Landlord’s good faith discretion, other insurance which a reasonably prudent Landlord of comparable properties would maintain.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary.  Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Complex, as set forth on Exhibit C.  The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.  Subject to Landlord’s right to pass through such expenses pursuant to Exhibit C, all deductibles and/or self-insured retentions on any policy maintained by Landlord shall be its sole responsibility.

(c)No Subrogation.  Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord, Property Manager, Invesco, and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors, members, partners, employees, subtenants and assignees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under Sections 11(a)(A) through (I), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims. Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.

(d)Tenant’s Indemnity.  Subject to Section 11(c), and except to the extent caused by the gross negligence and intentional misconduct of Landlord and/or any of Landlord’s Affiliates, including the Property Manager, Tenant shall indemnify, defend and hold harmless the Landlord Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including attorneys’ fees) arising from:  (1) any injury to or death of any person or any Loss arising from any occurrence in the Premises, the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease, in each case even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than injury to or death of any person or any Loss arising from the gross negligence or willful misconduct of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the  strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant.  The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.  If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

(e)Landlord Indemnity.  Subject to Section 11(c), Landlord shall indemnify, defend and hold harmless Tenant from and against any all claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including attorneys’ fees) arising from the gross negligence or intentional misconduct of Landlord and/or any of Landlord’s Affiliates, including the Property Manager.  The indemnity set forth in this Section 11(e) shall survive termination or expiration of this Lease.  If any proceeding is filed for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Tenant.

12.Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)Subordination.  This Lease shall be subject and subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”).  Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.  Notwithstanding the foregoing, the subordination of this Lease to future Mortgages shall be subject to Tenant’s receipt of a non-disturbance agreement on such Landlord’s Mortgagee’s standard form which provides in substance that so long as Tenant is not in default under the Lease beyond applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage.

(b)Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be:  (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building.  Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

Rules and Regulations

.  Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.Condemnation.

(a)Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)Partial Taking - Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

(e)Repair.  If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Premises and Building; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements.  In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.

(f)Waiver.  The rights contained in this Section 14 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation.  Landlord and Tenant each waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

15.Fire or Other Casualty.

(a)Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)Tenant’s Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c)Landlord’s Rights.  If a Casualty damages the Premises or a material portion of the Building and:  (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d)Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance required under Section 11(a)(C), Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance under such section.

(e)Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

(f)Waiver.  The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty.  Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.

Personal Property Taxes

.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or the Complex.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and

Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

Events of Default

.  Each of the following occurrences shall be an “Event of Default”:

(a)Payment Default.  Tenant’s failure to pay Rent within five (5) calendar days after the same is due;

(b)Abandonment.  Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises for a period of fourteen (14) or more consecutive days and failure to meet one (1) or more lease obligations;

(c)Estoppel/Financial Statement/Commencement Date Letter.  Tenant fails to provide:  (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(d)Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e)Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Complex for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f)Other Defaults.  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure; and

(g)Insolvency.  The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder):  (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) calendar days after the filing thereof.

Remedies

.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)Termination of Lease.  Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord.  In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including all amounts due under Section 19(a); plus

(v)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate.  As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b)Termination of Possession.  Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord:  (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises.  Any sums due under the foregoing Section 18(b)(3) shall be calculated and due monthly.  If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the

Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.  If and to the extent required by applicable Law, Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b).  If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c)Continue Lease in Effect.  In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations);

(d)Perform Acts on Behalf of Tenant.  Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(e)Secured Area. Notwithstanding any provision in this Lease to the contrary, Tenant may, at its sole cost and expense, provide its own locks to certain areas within the Premises (each, a "Secured Area"). Tenant need not furnish Landlord with a key to any such Secured Area, but upon the expiration or earlier termination of this Lease, Tenant shall, if required by Landlord, remove all such locks, or otherwise surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a nonemergency situation, Landlord shall provide Tenant with not less than twenty-four (24) hours' notice (email notice being acceptable without the need to provide a hard copy of such notice as required under Section 26(f)) and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to do so. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its reasonable discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Landlord shall give Tenant prior notice (email notice being acceptable without the need to provide a hard copy of such notice as required under Section 26(f)) of such emergency entry to the extent such prior notice may be reasonable under the circumstances, and if prior notice is not available because of an emergency, Landlord shall provide notice to Tenant immediately thereafter.

(f)Attorneys’ Fees.  If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.  The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred.

19.Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all costs reasonably incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in:  (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.  To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d)No Designation.  To the extent allowed by Law, if Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

(e)No Counterclaims.  To the extent allowed by Law, Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity; provided, however, that nothing herein shall prevent Tenant from bringing a separate legal action against Landlord.

Intentionally Deleted

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Surrender of Premises

.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall (i) deliver the Premises to Landlord with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, (ii) remove any Alterations installed in the Premises in accordance with the provisions of Section 8(a) above and all locks to any Secured Area as required by Landlord, and (iii) deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  Additionally, at Landlord’s option, Tenant shall (not later than the expiration date or earlier termination of the Lease) remove such trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

Holding Over

.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over:  (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.  Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty‑five percent (125%) of the Base Rent payable during the last month of the Term.

Certain Rights Reserved by Landlord

.  Landlord shall have the following rights:

(a)Building Operations.  To decorate, to perform maintenance and repairs, and to make inspections (provided, however, that Landlord shall only enter, inspect, and assess the Premises during Normal Business Hours and upon reasonable prior written notice to Tenant with a minimum of twenty-four (24) hours prior written notice (email notice being acceptable without the need to provide a hard copy of such notice as required under Section 26(f)) except in the case of emergency whereby Landlord shall provide Tenant with written notice as soon as possible (email notice being acceptable without the need to provide a hard copy of such notice as required under Section 26(f)), and at Tenant's option accompanied by a representative of Tenant provided Tenant makes such representative available), alterations, additions, changes or improvements, whether structural or otherwise, in and about the Complex, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;

(b)Access Control.  To take such reasonable access control measures as Landlord deems advisable (provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that all such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and (if the Building is multi-tenant) closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)Prospective Tenants.  At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

(e)Premises Access.  Landlord shall retain a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

Intentionally Deleted

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25.Hazardous Materials.

(a)Hazardous Materials Certificate.  Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit H.  Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials (as defined in Section 25(j) hereof) which will be made and/or used on the Premises by Tenant.  Tenant shall, commencing with the date which is one (1) year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.  The HazMat Certificates required hereunder shall be substantially in the form attached hereto as Exhibit H.

(b)Compliance with Laws.  During the Term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 25(j) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Premises.

(c)No Generation.  Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and used and stored in compliance with all applicable Environmental Laws and Environmental Permits.

(d)Environmental Assessment.  At any time and from time to time during the Term of this Lease, Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises.  Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

(e)Environmental Claims.  Tenant will immediately advise Landlord in writing of any of the following:  (1) any pending or threatened Environmental Claim (as defined in Section 25(j) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto.  In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(f)No Change in Use.  Tenant will not change or permit to be changed the present use of the Premises.

(g)Indemnity.  Tenant agrees to indemnify, defend and hold harmless the Landlord Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Landlord Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”).  The foregoing indemnity shall not include, and Tenant shall not be liable for, any Hazardous Materials that were introduced in, on, under, or about the Premises or the Complex as a result of the actions of Landlord or its agents, employees, representatives, tenants, or contractors whether in the past, present, or as a result of future contamination.  The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(h)Payment on Indemnified Matters.  To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Landlord Indemnitees.

(i)Interest.  All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(j)Definitions.  (a) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental

Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; or relating to environmental impacts and matters, resource conservation, renewable energy and other similar “Green” matters; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(k)Landlord Representation.  Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge as of the date of this Lease, without investigation, there are currently no pending or threatened Environmental Claims relating to the Premises or the Complex and Landlord has not received any notices from governmental authorities that the Complex or any part thereof is in violation of any Environmental Law.

26.Miscellaneous.

(a)Landlord Transfer.  Landlord may transfer any portion of the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b)Landlord’s Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential (including claims for loss of income or profit) or other speculative damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c)Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligations pursuant to Exhibit D hereto, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, pandemic, epidemic, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information.  Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant.  The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e)Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.

(f)Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be:  (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by electronic mail transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder.  All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)Amendments; Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The terms and provisions of this Lease are the result of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by legal counsel and/or other advisors of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise.  Consequently, the terms and provisions of this Lease or any amendments hereto are to be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who drafted the same.

(m)Waiver of Jury Trial.  IN GRAFTON PARTNERS L.P. V. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE.  THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE MAY ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES.  IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS

(WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.  LANDLORD AND TENANT AGREE TO TAKE ALL FURTHER ACTION REQUIRED TO EFFECTUATE THEIR WAIVER UNDER SUCH LEGISLATION, INCLUDING EXECUTING ADDITIONAL DOCUMENTS SATISFYING ALL REQUIREMENTS THEREOF.  Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2).  Each party hereby authorizes and empowers the other to file this Section 26(m) and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(n)Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.  Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p)Joint and Several Liability.  If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q)Financial Reports.  Within fifteen (15) days after Landlord’s request but no more than once each calendar year (except as required in connection with a financing, refinancing, sale of any portion of the Complex or Transfer by Tenant), Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.  If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports.  Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except:  (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12)‑month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r)Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)Telecommunications.  Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent.  All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t)Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u)Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(v)Renovation of Complex.  Tenant acknowledges that Landlord has the right to renovate or remodel the Complex or any portion thereof, and in such event portions of the Complex may from time to time be under construction following Tenant’s occupancy of the Premises; Tenant acknowledges that any such construction may result in levels of noise, dust and obstruction of access which are in excess of that present in a fully-constructed project.  In connection with such construction, Landlord may, among other things, erect scaffolding or other necessary structures at the Complex.  Landlord shall use commercially reasonable efforts to minimize interference with or disruption to the operation of Tenant’s business in the Premises during the performance of the any such work; provided, however, that Landlord shall be permitted to perform the work during normal business hours and shall not be required to pay for overtime labor nor shall Tenant be entitled to any abatement of Rent in connection with the performance of any such work.  Tenant acknowledges that, notwithstanding Landlord’s efforts to minimize interference with the operation of Tenant’s business in the Premises during the performance of such work, the work may nonetheless interfere with or disrupt the conduct of Tenant’s business at the Premises.  Tenant agrees not to assert (and hereby waives) any and all claims of constructive eviction, or for damage to or interference with Tenant’s business, or for inconvenience or annoyance which may arise in connection with or as a result of such work.

(w)Parking.  Except as provided herein, Tenant may use the number of non-designated and non‑exclusive parking spaces specified in the Basic Lease Information for employee parking.  Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.  In no event shall Tenant or any of Tenant’s agents, employees or invitees park or permit any parking of vehicles overnight.

(x)Civil Code Section 1938 Advisory.  Landlord and Tenant acknowledge and agree that the Premises have not been inspected by a Certified Access Specialist (“CASp”) pursuant to Section 1938 of the Civil Code (“Code”).  The parties further agree, pursuant to subdivision (e) of Section 55.53 of the Code the following:

(i)A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by the Tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of the construction-related accessibility standards within the Premises.

(ii)Pursuant to the paragraph above, the parties expressly agree that, if Tenant elects to obtain a CASp inspection of the Premises, Tenant shall be solely responsible for scheduling the inspection and that such inspection shall not unreasonably interfere with the operations of the Premises and/or Building or disturb any other tenant or occupant.  Tenant shall be solely responsible for any and all costs to perform the CASp inspection, including any ancillary costs relating thereto.  If the results of the inspection determine that modifications or alterations are required to meet all applicable construction-related accessibility standards, Tenant agrees to perform such work, in its sole cost and expense and provided approvals from Landlord are obtained under Section 8 of the Lease as required.  Tenant agrees that all work shall be performed in a first class manner in compliance with all laws and using best efforts to minimize any disruption to the Building and other tenants or occupants, if applicable.  Furthermore, Tenant agrees that any report that is generated as a result of an inspection pursuant to this section and all information contained therein, shall remain confidential, except as necessary for Tenant to complete repairs and/or correct violations, as agreed herein.

(y)Proposition 65.  Tenant acknowledges and agrees that it is exclusively responsible for compliance with California’s Safe Drinking Water and Toxic Enforcement Act of

1986 (known as Proposition 65) on the Premises, including but not limited to the Building.  Tenant specifically agrees that it is responsible to determine whether the Premises require Proposition 65 warning(s), and when warning obligation(s) are triggered, Tenant must provide clear and reasonable Proposition 65 warnings to persons as provided in the Proposition 65 statutes and regulations.  Both parties expressly acknowledge that Landlord is not responsible to assess the Premises for compliance with Proposition 65 or review the adequacy of warnings provided by Tenant.  To the extent the Premises are leased to Tenant with Proposition 65 warnings already thereon, these warnings are not a representation by Landlord that the Premises are currently compliant with Proposition 65, and Tenant expressly agrees it retains responsibility to maintain, update, and supplement those warnings, as is necessary for compliance.  Tenant agrees to indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from any alleged violation of Proposition 65 on the Premises.

(z)Counterparts.  This Lease may be executed in one or more counterparts, each of which may be assembled so as to constitute one (1) original document.  PDF and electronic signatures (including, without limitation, signatures provided via DocuSign) shall constitute originals for purposes of this Lease.

(aa)Expansion/Relocation.  If Tenant desires to lease additional space or to relocate to another space at the Center, provided such space becomes available to lease, Landlord shall use good faith efforts to negotiate the terms of such lease or relocation, so long as the Rent rate for such additional or new space is no less than the greater of (i) the Rent rate then in effect for the Premises and (ii) fair market value (as determined in good faith by Landlord).  In the event the parties reach an agreement on the terms of such additional space or relocation, the parties shall enter into an amendment to this Lease prepared by Landlord to memorialize such terms.  Notwithstanding the foregoing, Landlord shall have no liability for its failure to provide additional space or to relocate Tenant nor shall the same be a default by Landlord under this Lease or entitle Tenant to any remedy or concession.

(bb)List of Exhibits.  All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -Outline of Premises and Loading Dock

Exhibit B-Diagram of the Complex

Exhibit C -Additional Rent

Exhibit D -Intentionally Deleted

Exhibit D-1-Contractor Rules and Regulations

Exhibit D-2	-Energy and Sustainability Construction Guidelines and Requirements

Exhibit E -Building Rules and Regulations

Exhibit F -Form of Confirmation of Commencement Date Letter

Exhibit G -Form of Tenant Estoppel Certificate

Exhibit H -Hazardous Materials Disclosure Certificate

Exhibit I -Guaranty

27.USA Patriot Act and Anti-Terrorism Laws.

(a)Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107‑56) (the “USA Patriot Act”).

(b)Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti‑Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

(c)At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 27.

Guaranty

.  As additional consideration for Landlord to enter into this Lease, Tenant shall cause Heritage Global Inc., a Florida corporation (“Guarantor”), to execute the guaranty attached hereto as Exhibit I and Tenant shall deliver same to Landlord contemporaneously with Tenant’s execution hereof.  Tenant’s failure to deliver such guaranty as required in the preceding sentence shall be an automatic Event of Default under this Lease, with no notice being necessary to Tenant, and Landlord shall be entitled to exercise any and all rights and remedies available to it hereunder, as well as at law or in equity.

OSHA Regulations.  Tenant acknowledges that it has been notified of the presence or potential presence of asbestos-containing materials (“ACM”) and materials designated by the Occupational Safety and Health Administration (“OSHA”) as presumed asbestos-containing materials (“PACM”) located in the Premises, the Building or the Complex.  The following materials must, in accordance with OSHA regulations, be treated as PACM:  any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier.  Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord’s files.

Disclaimer

.  LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[REMAINDER OF PAGE INTENTIONALLY DELETED]

Landlord Consent.  Except as otherwise provided, whenever Landlord’s consent or approval is required for any act or condition under this Lease, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written.  If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	HAYWARD FGHK INDUSTRIAL, LLC, a Delaware limited liability company
By:	ICRE REIT HOLDINGS, a Maryland real estate investment trust, its sole member

By:/s/ Kevin Pirozzoli
Name:Kevin Pirozzoli
Title:Vice President

Execution Date:  October 27, 2020

TENANT:	HERITAGE GLOBAL PARTNERS, INC.,
a California corporation

By:/s/ Nick Dove
Name: Nick Dove
Title: President

By:/s/ James Sklar
Name: James Sklar
Title:EVP & General Counsel

Execution Date:October 21, 2020

[If Tenant is a corporation, Tenant should have one officer from each of the following categories sign for Tenant: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Lease is returned accompanied by a corporate resolution identifying a single authorized signatory).

EXHIBIT A

OUTLINE OF PREMISES AND LOADING DOCK

151'-11 1/2"
48'-3"
44'-0"
48'-0"
11'-8 1/2"
WAREHOUSE
TLT.
TLT.
TLT.
UP
OPEN OFFICE
OFFICE
(12'X13')
OFFICE
(12'X13')
DOCK DOOR
DRIVE-IN DOOR
OFFICE 2,476 SF
WAREHOUSE 27,845 SF
OFFICE 30,321 SF

26545 DANTI

A-1

EXHIBIT B

DIAGRAM OF THE COMPLEX

B-1

EXHIBIT C

ADDITIONAL RENT, TAXES, AND INSURANCE

1.Additional Rent.  Tenant shall pay to Landlord Tenant’s Proportionate Share of the annual Common Area Maintenance Costs (defined below) in the Complex.  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Common Area Maintenance Costs are available for each calendar year.  As used herein, “Additional Rent” shall mean and refer to Tenant’s Proportionate Share of Common Area Maintenance Costs, Taxes and Insurance.

2.Common Area Maintenance Costs.  The term “Common Area Maintenance Costs” shall mean all costs and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, maintenance, repair and replacement of the Complex determined in accordance with sound accounting principles consistently applied, including the following costs:  (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the management, operation, maintenance or repair of the Complex or the control of access thereto (in each case together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or repair of the Complex or the control of access thereto), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair or replacement of the Complex or the control of access thereto (including the Loading Dock, if used in common by tenants of the Building, and the Common Areas); (c) costs for improvements made to the Complex, whether prior to or during Tenant’s tenancy in the Premises, which, although capital in nature, are (i) expected to reduce the normal Common Area Maintenance Costs (including all utility costs) of the Complex as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iv) property repairs or replacements which provide a functional benefit for Tenant and the other tenants of the Complex for the duration of their respective lease terms, as amortized using a commercially reasonable interest rate over the useful economic life of such repairs or replacements as determined by Landlord in its reasonable discretion; (d) cost of all utilities used in the Common Areas; (e) repairs, replacements, and general maintenance of the Complex; (f) fair market rental and other costs with respect to the management office for the Building or Complex, if any; (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair or replacement of the Complex or the control of access thereto, in each case including the Common Areas; (h) all costs of energy audits and commissioning of the Building for the purpose of improving energy efficiency; and (i) all costs of maintaining, managing, reporting and applying for energy efficiency and green certifications.

Notwithstanding anything to the contrary contained in the Lease, Common Area Maintenance Costs shall not include costs for:  (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Complex other than Tenant; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation, amortization or other non-cash charges or reserves of any kind; (4) leasing commissions; (5) legal expenses for services or related to disputes with other tenants, other than those that benefit the Complex tenants (e.g., tax disputes); (6) renovating or otherwise improving space for leased premises of the Complex or vacant space in the Complex and any costs incurred in connection with the original design, original construction, and original landscaping of the Complex and any correction of defects in the original design or original construction, or both, of the Complex, including replacement of defective equipment; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Complex; (9) the costs of complying with any Laws enacted prior to the Delivery Date; (10) any costs or expenses related to the removal, cleaning, abatement, or remediation of any Hazardous Materials in or about the Complex or the Land, including, without limitation, Hazardous Materials in the ground water or soil to the extent present on, before, or after the Commencement Date caused by the acts or omissions of Landlord or any other person, agent, employees, invitees, or entities except Tenant, provided that Common Area Maintenance Costs may include the incidental costs attributable to removing Hazardous Materials in the ordinary course of cleaning and maintaining the Complex; (11) any fines, costs, late charges, liquidated damages, penalties, tax penalties, or related interest charges imposed on Landlord or the Property Manager; (12) any costs relating to the marketing, solicitation, negotiation, and execution of leases of space in the Complex; (13) capital repairs and improvements made to the Building and the Complex except as may otherwise be allowed under this Lease; and (14) general corporate overhead for Landlord.

3.Taxes.  Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs.  “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Common Area Maintenance Costs) now or hereafter attributable to the Complex (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Complex, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof).  Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Complex.  For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Complex, and all rights to receive notices of reappraisement.

4.Insurance.  Tenant shall pay Tenant’s Proportionate Share of Insurance for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of  Common Area Maintenance Costs.  “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates for the policies Landlord is required to carry in this Lease.

5.Common Area Maintenance, Tax and Insurance Statement.  By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Common Area Maintenance Costs, Taxes and Insurance for the previous year and Tenant’s Proportionate Share thereof (the “Common Area Maintenance, Tax and Insurance Statement”) reflecting the application of Tenant’s Building and Complex Proportionate Shares as appropriate.  If Tenant’s estimated payments of Common Area Maintenance or Taxes or Insurance under this Exhibit C for the year covered by the Common Area Maintenance Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Common Area Maintenance, Taxes and Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.  Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Common Area Maintenance Costs, Taxes and Insurance as for a default in the payment of Base Rent.

6.Tenant’s Audit Right.  Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Common Area Maintenance, Tax and Insurance Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Common Area Maintenance Costs, Taxes and Insurance for such calendar year only, subject to the following conditions:  (1) no Event of Default has occurred under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not interfere with the conduct of Landlord’s business, and Tenant shall deliver a copy of such audit to Landlord within five (5) Business Days following the completion of such audit by Tenant; and (6) except for disclosures required by Law and as required for the audit by Tenant or

Tenant's professional internal or third-party auditor, Tenant shall keep all information it obtains in any audit confidential and may only use such information for the limited purpose this Section 6 describes and for Tenant's own account and shall, if requested by Landlord, execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party).  This paragraph shall not be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including estimated Common Area Maintenance Costs, Taxes and Insurance.  After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination.  Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination.  The foregoing obligations shall survive the expiration or earlier termination of the Lease.  If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Common Area Maintenance Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.  If the audit proves that Landlord's calculation of Common Area Maintenance Costs, Taxes and Insurance for the calendar year under inspection was overstated by more than ten percent (10%) in the aggregate, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.

EXHIBIT D

INTENTIONALLY DELETED

D-1

EXHIBIT D-1

CONTRACTOR RULES AND REGULATIONS

Any and all Alterations, improvements or additions performed by Tenant will be performed in accordance with this Exhibit D-1, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

1.WORK APPROVAL

The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority.  Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor.  Construction drawings must be approved by Landlord prior to the start of construction.  All projects shall be reviewed for potential impact to reduction targets and environmental programs.  An agent or representative of Contractor must be present on the site at all times when work is in process.

2.INSURANCE

Prior to commencement of work, Contractor shall provide to Landlord a certificate of insurance in the form of an ACORD certificate with the approved limits of coverage and additional insureds as provided in Sections 21 and 22 of these rules and regulations.

3.PERMITS

Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable Law.

4.INSPECTIONS

All inspections which must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present.  At least 48 hours’ notice must be provided to the Property Manager and the on-site engineer advising that an inspection has been requested.

5.NON-CONSTRUCTION AREAS

Contractor shall take all necessary precautions to protect all areas outside of the work area and shall repair or replace damaged property without cost to Landlord.

6.EROSION AND SEDIMENT CONTROL

Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing pollution of the air with dust and particulate matter.  Contractor shall log building operations and maintenance activity to ensure that the plan has been followed.

D-1-1

7.GREEN BUILDINGS

Contractor agrees to incorporate Sustainability Standards into the preparation of the Plans and Specifications, including, without limitation, those “Energy and Sustainability Construction Guidelines and Requirements” attached hereto as Exhibit D-2, when such compliance will not cause a material increase in Construction Costs.

8.WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc.  “Reasonable quantities” will be determined on a case-by-case basis, but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy.  Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

9.DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m.  Contractor shall notify the Building engineer’s office at least one full Business Day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment.  Failure to make such notification will result in Contractor incurring the costs to return the equipment to its proper condition.  All lights must be covered during high dust construction due to a plenum return air system.

10.CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

•

During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

•	Protect stored on-site or installed absorptive materials from moisture damage.
•	If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.
•	Replace all filtration media immediately prior to occupancy.
•

Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the Building.  Efforts may include the use of no- and low-VOC products and materials, allowing products to off-gas before being brought into the Building, and flushing out the space with outside air or air purifiers.

11.WATER USE EFFICIENCY

Contractor agrees to comply with the following:

D-1-2

•	Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems.
•

Keep fire systems, domestic water systems, and landscape irrigation systems as separate systems to be maintained and metered separately.  Modifications to the water systems must maintain the integrity of these three systems.

•	Submeter process water used directly by tenant and for the sole benefit of tenant.
•	Irrigation lines are not to be connected to domestic supply lines.

12.REMOVAL OF WASTE MATERIALS

Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the Property Manager.  Contractor shall comply with all Laws and Landlord’s waste and recycling practices.  Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis.

13.CLEANUP

Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work.

14.HOUSEKEEPING PRACTICES

Contractor agrees to comply with Landlord’s cleaning and maintenance practices.

15.MATERIAL SAFETY DATA SHEETS (MSDS)

Contractor agrees to provide the Property Manager with at least 72 hours’ advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

16.WORKING HOURS

Standard construction hours are 6:30 a.m. - 5:00 p.m.  The Building engineer must be notified at least two full Business Days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab.  The Property Manager reserves the right to determine what construction work is considered inappropriate for normal business hours.  Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor.

17.WORKER CONDUCT

Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas.  No abusive language or actions on the part of the workers will be tolerated.  It will be the responsibility of Contractor to enforce this regulation on a day-to-day basis.  Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants.  No sleeveless shirts are allowed.  Long pants and proper work shoes are required.  All workers must wear company identification.

D-1-3

18.CONSTRUCTION INSPECTIONS

Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions.  Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed.  Any damage caused by Contractor shall be corrected at its sole cost.

19.SIGNAGE

Contractor or subcontractor signage may not be displayed in areas of the Building visible from the exterior of the Premises.

20.POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers.  It is Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules and regulations.

21.INSURANCE REQUIREMENTS

Contractor will provide and maintain at its own expense the following minimum insurance:

(a)Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, the Property Manager and Invesco Advisers, Inc. as additional insureds for ongoing and completed operations using ISO Forms CG 2010 04/13 and CG 2037 04/13 (or other equivalent forms approved in writing by Landlord).

(b)Workers’ compensation insurance in amounts required by statute and employer’s liability coverage with limits of not less than $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease.

(c)Business Automobile Liability insurance (including owned, non-owned and hired automobiles) on an occurrence basis naming Landlord, the Property Manager and Invesco Advisers, Inc. as additional insureds with limits not less than:

Bodily Injury	$1,000,000 each person
$1,000,000 each accident
Property Damage	$1,000,000 each accident

(d)if any work to be performed by Tenant’s contractors and subcontractors are considered “high risk” or “high hazard,” Umbrella/Excess Liability with limits of not less than $5,000,000 per occurrence in excess of (a-c) above.

D-1-4

22.CERTIFICATE OF INSURANCE

ADDITIONAL INSUREDS:	OWNER, THE PROPERTY MANAGER FOR OWNER, INVESCO ADVISERS, INC., AND ANY MORTGAGEE AND/OR GROUND LESSOR OF THE BUILDING AND/OR THE LAND

Certificates of Insurance in the form of an ACORD 25-S certificate evidencing the required coverages and naming the additional insureds as stated MUST be furnished thirty (30) days prior to starting the contract work.  Each certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days’ prior written notice.

23.EMERGENCY PROCEDURES

In case of an emergency, Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Property Manager.

24.DELIVERIES

At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor.

25.CHANGES

THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN.  LANDLORD AND THE PROPERTY MANAGER RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT.

D-1-5

EXHIBIT D-2

ENERGY AND SUSTAINABILITY

CONSTRUCTION GUIDELINES AND REQUIREMENTS

Any and all Alterations, improvements, or additions performed by Tenant will be performed in accordance with this Exhibit D-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

HVAC Equipment

•	Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain CFCs.
•	Ensure tenant-installed HVAC systems tie into the Building’s Building Automation System.
•	Avoid the installation of HVAC and refrigeration equipment containing HCFCs when reasonable.

Appliances and Equipment

Install only ENERGY STAR-certified appliances.  Recommend the use of ENERGY STAR‑certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

Plumbing

Install only new plumbing fixtures that meet the following:

•	Lavatory faucets: 0.5 gallons per minute (GPM) tamper-proof aerators
•	Pantry/Kitchenette faucets: 1.5 GPM tamper-proof aerators
•	Water closets: 1.28 gallons per flush (GPF)
•	Urinals: 0.125 GPF
•	Showerheads: Meet the requirements of EPA WaterSense-labeled products
•	Commercial Pre-rinse Spray valves (for food service applications): 1.6 or less GPM

Lighting

•

Recommend lighting loads do not exceed ASHRAE/IES Standard 90.1-2010.  For example, the Maximum Lighting Power Density for office use is 0.9 watts per square foot; warehouse is 0.66 watts per square foot.

•

If the Premises contains regularly occupied office spaces, at a minimum, install occupancy/vacancy sensors with manual override capability in all regularly occupied office spaces.  Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

D-2-1

•	Recommend installation of daylight-responsive controls in all regularly occupied office spaces within 15 feet of windows.

Data Center within the Premises

Tenant may not operate a Data Center within the Premises without the express written consent of Landlord.  The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing.  The space will have dedicated, uninterruptible power supplies and cooling systems.  Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities.  A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area.  In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1)Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms.  If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2)Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default under the Lease, Tenant shall be obligated to pay to Landlord the Late Reporting Fee referenced in the Lease.

Building Materials

•

Architect and general contractor shall endeavor to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like.  Suggested VOC limits are at the end of this document.

•	Architect and general contractor shall endeavor to specify materials that meet the following criteria:
o	Harvested and processed or extracted and processed within a 500-mile radius of the project site.
o	Contain at least 10% post-consumer or 20% pre-consumer materials.
o	Contain material salvaged from offsite or on-site.
o	Contain rapidly renewable material.
o	Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.

D-2-2

o	Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.
o	Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.
o	Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.
o	Composite wood or agrifiber products shall contain no added urea‑formaldehyde resins.

Contractor Practices

•	General Contractor shall implement the Building’s Waste Management Plan to reuse, recycle and salvage building materials and waste during both demolition and construction phases.
•	General Contractor shall implement appropriate Indoor Air Quality Protocols for construction activity.

Resources

For actual regulations, rules and standards visit:

SCAQMD

BAAQMD

Green Seal

D-2-3

SCAQMD VOC Limits—January 7, 2005

Architectural Coatings	VOC Limit [g/L less water]
Clear Wood Finishes - Varnish	350
Clear Wood Finishes - Lacquer	550
Waterproofing Sealers	250
Sanding Sealers	275
All Other Sealers	200
Shellacs - Clear	730
Shellacs - Pigmented	550
All Stains	250

Architectural Applications	VOC Limit [g/L less water]	Specialty Applications	VOC Limit [g/L less water]
Indoor Carpet Adhesives	50	PVC Welding	510
Carpet Pad Adhesives	50	CPVC Welding	490
Wood Flooring Adhesives	100	ABS Welding	325
Rubber Floor Adhesives	60	Plastic Cement Welding	250
Subfloor Adhesives	50	Adhesive Primer for Plastic	550
Ceramic Tile Adhesives	65	Contact Adhesive	80
VCT & Asphalt Adhesives	50	Special Purpose Contact Adhesive	250
Drywall & Panel Adhesives	50	Structural Wood Member Adhesive	140
Cover Base Adhesives	50	Sheet Applied Rubber Lining Operations	850
Multipurpose Construction Adhesives	70	Top & Trim Adhesive	250
Structural Glazing Adhesives	100
Single-Ply Roof Membrane Adhesives	250

Substrate Specific Applications	VOC Limit [g/L less water]	Sealants	VOC Limit [g/L less water]
Metal to Metal	30	Architectural	250
Plastic Foams	50	Nonmembrane Roof	300
Porous Material (except wood)	50	Roadway	250
Wood	30	Single-Ply Roof Membrane	450
Fiberglass	80	Other	420

D-2-4

Sealant Primers	VOC Limit [g/L less water]
Architectural Non Porous	250
Architectural Porous	775
Other	750

Green Seal Standard VOC Limits—October 19, 2000

Paints	VOC Limit (g/L less water)
Flat	50
Non-flat	150
Anti-corrosive/anti-rust	250

Aerosol Adhesives	VOC Weight (g/L minus water)
General Purpose Mist Spray	65% VOCs by weight
General Purpose Mist Spray	55% VOCs by weight
Special Purpose Aerosol Adhesives (all types)	70% VOCs by weight

BAAQMD VOC Limits—August 2001

Architectural	VOC Limit [g/L less water]	Specialty Applications	VOC Limit [g/L less water]
Indoor Floor Covering Installation	150	Computer Diskette Jacket Manufacturing	850
Multipurpose Construction	200	ABS Welding	400
Nonmembrane Roof Installation/Repair	300	CPVC Welding	490
Outdoor Floor Covering Installation	250	PVC Welding	510
Single-Ply Roof Material Installation/Repair	250	Other Plastic Welding	500
Structural Glazing	100	Thin Metal Laminating	780
Ceramic Tile Installation	130	Tire Retread	100
Cove Base Installation	150	Rubber Vulcanization Bonding	850
Perimeter Bonded Sheet Vinyl Flooring	660	Waterproof Resorcinol Glue	170
		Immersible Product Manufacturing	650
		Top and Trim Installation	540

D-2-5

Adhesive Primers	VOC Limit [g/L less water]	Contact Bond Adhesives	VOC Limit [g/L less water]
Automotive Glass Primer	700	Contact Bond Adhesive	250
Pavement Marking Tape Primer	150	Contact Bond Adhesive – Special Substrates	400
Plastic Welding Primer	650
Other	250

Adhesive Projects	VOC Limit [g/L less water]	Sealants	VOC Limit [g/L less water]
Metal	30	Architectural	250
Porous Materials	120	Marine Deck	760
Wood	120	Roadways	250
Pre-formed Rubber Products	250	Single-Ply Roof Material Installation/Repair	450
All Other Substrates	250	Nonmembrane Roof Installation/Repair	300
		Other	420

		Sealant Primers	VOC Limit [g/L less water]
		Architectural – Nonporous	250
		Architectural – Porous	775
		Other	750

D-2-6

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Complex, the Parking Area, and the appurtenances thereto:

1.Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4.Landlord shall provide all door locks in the Premises, at Tenant’s cost, and Tenant shall not place any additional door locks in the Premises without Landlord’s prior written consent.  Landlord shall furnish to Tenant a reasonable number of keys to the Premises, at Tenant’s cost, and Tenant shall not make duplicates thereof.

5.If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require.  Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.  All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.Corridor doors, when not in use, shall be kept closed.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises.  No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9.No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11.No vending or dispensing machines of any kind may be maintained in the Premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12.Tenant shall not conduct any activity on or about the Premises, the Building or the Complex that is disreputable or which may draw pickets, demonstrators, or the like.

13.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a “billboard” vehicle in the Parking Area.  Any vehicle parked improperly may be towed away.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”  Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

14.Tenant may not enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Complex manager.

15.No smoking (including e-cigarettes) is allowed anywhere in the Building.  Nor shall Tenant permit its employees, invitees or guests to loiter at the Building entrances for the purposes of smoking.  Smoking is allowed only in Landlord-designated smoking areas that are at least fifty (50) feet from the Building entry, public walkways and the Building’s outdoor air intakes, outdoor louvers or operable windows.  Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the Building, or anywhere within the foregoing fifty (50)-foot area.

16.Canvassing, soliciting or peddling in or about the Premises or the Complex is prohibited and Tenant shall cooperate to prevent same.

17.Tenant shall not advertise for temporary laborers giving the Premises or the Complex as an address, nor pay such laborers at a location in the Premises or the Complex.

18.Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.

19.Tenant shall not utilize the Premises or the Complex for outside storage except with the written consent of Landlord.  The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

20.Tenant shall not use or permit space heaters or energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord.  Any space conditioning equipment that is placed in the Premises by Tenant for the purpose of increasing comfort to occupants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

21.Tenant shall operate the Premises in a manner consistent with Landlord’s Sustainability Initiative.

EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

______________, 20__

__________________________

__________________________

__________________________

__________________________

Re:

Industrial Lease Agreement (the “Lease”) dated as of October 19, 2020, between Hayward FGHK Industrial, LLC, a Delaware limited liability company (“Landlord”), and Heritage Global Partners, Inc., a California corporation (“Tenant”).  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

1.Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease.  Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.Delivery Date.  The Delivery Date of the Lease is __________, 20__.

3.Commencement Date.  The Commencement Date of the Lease is __________, 20__.

4.Expiration Date.  The Term is scheduled to expire on the last day of the 90th full calendar month of the Term, which date is ______________, 20___.

5.Contact Person.  Tenant’s contact person in the Premises is:

Attention:

Telephone:

Email:

6.Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto as of the date of this Commencement Letter.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

F-1

7.Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

HAYWARD FGHK INDUSTRIAL, LLC,
a Delaware limited liability company

By:	ICRE REIT HOLDINGS, a Maryland real estate investment trust, its sole member

By:

Name:

Title:

Agreed and accepted:

HERITAGE GLOBAL PARTNERS, INC.,

a California corporation

By:

Name:

Title:

By:

Name:

Title:

F-2

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between HAYWARD FGHK INDUSTRIAL, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises located at 26545 Danti Court, Hayward, California, in the industrial complex commonly known as Hayward Gateway Center, and hereby certifies as follows:

1.The Lease consists of the original Industrial Lease Agreement dated as of October 19, 2020 between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.The Term commenced on __________________, 20__, and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):
.

5.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________, 20___.  The current monthly installment of Base Rent is $______________.

6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

G-1

9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________, 20__.

TENANT:	HERITAGE GLOBAL PARTNERS, INC.,
a California corporation

By:

Name:

Title:

By:

Name:

Title:

G-2

EXHIBIT H

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease with you as Tenant.  After a lease is executed by you and Landlord (the “Lease”), on an annual basis in accordance with the provisions of Section 25(a) of the Lease, you are to provide an update to the information initially provided by you in this Certificate.  The information contained in the initial Hazardous Materials Disclosure Certificate and each annual Certificate provided by you thereafter will be maintained in confidence by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the Complex, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease.  Any questions regarding this Certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	Hayward FGHK Industrial, LLC c/o CBRE, Inc. 3391-A Arden Road Hayward, CA 94545 Attention:Property Manager Telephone:(510) 293-5808 Email: Dena.Hodges@cbre.com

Name of (Prospective) Tenant: Heritage Global Partners, Inc., a California corporation

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:26545 Danti Court, Hayward, California

Length of (Prospective) Term: Ninety (90) months

1.General Information:

Describe the initial proposed operations to take place in, on or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted.  Existing tenants should describe any proposed changes to on-going operations.

2.Use, Storage and Disposal of Hazardous Materials

2.1

Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises?  Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

WastesYes [    ]No [    ]

Chemical ProductsYes [    ]No [    ]

OtherYes [    ]No [    ]

If Yes is marked, please explain:

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.Storage Tanks and Sumps

3.1

Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises?  Existing tenants should describe any such actual or proposed activities.

Yes [    ]No [    ]

If Yes, please explain:

4.Waste Management

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes [    ]No [    ]

If Yes, provide the number(s):

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes [    ]No [    ]

If Yes, attach a copy of the most recent report filed.

5.Wastewater Treatment and Discharge

5.1	Will your company discharge wastewater or other wastes to:

storm drain? sewer?

surface water? no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharge(s).

5.2Will any such wastewater or waste be treated before discharge?

Yes [    ]No [    ]

If Yes, describe the type of treatment proposed to be conducted.  Existing tenants should describe the actual treatment conducted.

6.Air Discharges

6.1

Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?  Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [    ]No [    ]

If Yes, please describe:

6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit?  Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s) Incinerator(s)
Dip tank(s) Other (please describe)
Drying oven(s) No Equipment Requiring Air Permits

If Yes, please describe:

7.Hazardous Materials Disclosures

7.1

Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements?  Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [    ]No [    ]

If Yes, attach a copy of the Management Plan.  Existing tenants should attach a copy of any required updates to the Management Plan.

7.2

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations, in on or about the Premises regulated under Proposition 65?  Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [    ]No [    ]

If Yes, please explain:

8.Enforcement Actions and Complaints

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations?  Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [    ]No [    ]

If Yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 25(a) of the signed Lease.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [    ]No [    ]

If Yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.  Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 25(a) of the Lease.

8.3

Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility(ies) with regard to environmental or health and safety concerns?  Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes [    ]No [    ]

If Yes, please describe.  Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

9.Permits and Licenses

9.1

Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 25(a) of the Lease; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such Certificate.  Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws:  (i)  the delivery of such Certificate to Landlord and/or Landlord’s acceptance of such Certificate, (ii) Landlord’s review and approval of such Certificate, (iii) Landlord’s failure to obtain such Certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s representatives.  Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders, agents and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the Term of the Lease, and any renewals thereof.

I, (print name) ____________________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this Certificate is true and correct.

(Prospective) Tenant:

HERITAGE GLOBAL PARTNERS, INC.,

a California corporation

By:

Name:

Title:

By:

Name:

Title:

Date:

EXHIBIT I

GUARANTY

As a material inducement to Landlord to enter into that certain Industrial Lease Agreement, dated as of October 19, 2020 (the “Lease”), between Heritage Global Partners, Inc., a California corporation, as Tenant, and Hayward FGHK Industrial, LLC, a Delaware limited liability company, as Landlord, HERITAGE GLOBAL INC., a Florida corporation (“Guarantor”), hereby unconditionally guarantees to Landlord (i) the punctual and full payment of all rents of every kind, additional rents and all other charges to be paid by Tenant under the Lease and (ii) the full and timely performance and observance of all the covenants, conditions and agreements to be performed and observed by Tenant under the Lease.  Guarantor shall indemnify, defend and hold harmless Landlord and its affiliates from any loss, damages or costs (including, without limitation, the fees of Landlord’s attorneys and court costs) arising out of any failure to pay the aforesaid rents and other charges or the failure to perform any of the aforesaid covenants, conditions and agreements under the Lease.  Guarantor further expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of any forbearances, settlements or compromises between Landlord and Tenant or the invalidity or unenforceability of the Lease for any reason whatsoever or by the relief of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise, including, without limitation of the generality of the foregoing, the rejection or assignment of the Lease in connection with proceedings under any present or future provision of the federal Bankruptcy Act, or any similar law or statute of the United States or any state thereof.

Guarantor further covenants and agrees that this Guaranty shall be and remain in full force and effect as to any renewal, modification or extension of the Lease, whether or not known to or approved by Guarantor, and that no subletting, assignment or other transfer of the Lease, or any interest therein, or any such renewal, modification or extension, shall operate to extinguish or diminish the liability of Guarantor hereunder.  Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto.  In the event of any termination of the Lease by Landlord, Guarantor’s liability hereunder shall not be terminated, but Guarantor shall be and remain fully liable for all damages, costs, expenses and other claims which may arise under or in connection with the Lease.  If Guarantor shall, directly or indirectly, advance any sums to Tenant, such sums and indebtedness shall be subordinate in all respects to the amounts then and thereafter due and owing by Tenant under the Lease.

Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to Guarantor, jointly and severally, with Tenant.  The liability of Guarantor for the obligations of Tenant under the Lease shall be primary, absolute and unconditional.  In any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord’s option, proceed against any one or more of Guarantor and/or Tenant, jointly or severally, and may proceed against any one or more of Guarantor without having demanded performance of, commenced any action against or having obtained any judgment against Tenant.  Guarantor hereby waives any obligation on the part of Landlord to enforce or seek to enforce the terms of the Lease against Tenant as a condition to Landlord’s right to proceed against Guarantor hereunder.  Guarantor hereby expressly waives:  (i) notice of acceptance of this Guaranty and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease and all indulgences; (iii) demand for observance, performance or enforcement of any terms or provisions of this Guaranty or of the Lease; and (iv) all other notices and demands otherwise required by law which Guarantor may lawfully waive.  Guarantor waives any right to participate in any security now or hereafter held by Landlord.  This Guaranty is a guaranty of payment and not a guaranty of collection.  Guarantor agrees that in the event this Guaranty shall be enforced by suit or otherwise, Guarantor will reimburse Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses.

Guarantor hereby waives, to the maximum extent permitted by law, all defenses available to a guarantor or surety, whether the waiver is specifically herein enumerated or not, including, without limitation, any statute of limitations affecting the enforcement of this Guaranty, and any right of set-off or compensation against amounts due under this Guaranty.  Without limiting the generality of the foregoing, Guarantor expressly waives any defenses it may now or hereafter have contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

Guarantor hereby assigns to Landlord any rights Guarantor may have to file a claim and proof of claim in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which Guarantor would otherwise be entitled.

In the event more than one person or entity executes this Guaranty, the liability of such signatories hereunder shall be joint and several.  In the event only one person or entity executes this Guaranty, all provisions hereof which refer to more than one guarantor shall be automatically modified to refer to only one guarantor, and otherwise this Guaranty shall remain unmodified and in full force and effect.

It is understood that other agreements similar to this Guaranty may, at Landlord’s sole option and discretion, be executed by other persons with respect to the Lease.  This Guaranty shall be cumulative of any such agreements and the liabilities and obligations of Guarantor hereunder shall in no event be affected or diminished by reason of such other agreements.  Moreover, in the event Landlord obtains the signature of more than one guarantor on this Guaranty or obtains additional guaranty agreements, or both, Guarantor agrees that Landlord, in Landlord’s sole discretion, may (i) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (ii) release one or more of the guarantors from liability.  Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including Guarantor.

Guarantor agrees to execute and deliver to Landlord, from time to time, upon five (5) days notice from Landlord, a certificate addressed to Landlord, any mortgagee or prospective mortgagee, or any prospective purchaser, certifying (i) that this Guaranty is unmodified and in full force and effect and (ii) to such other matters as Landlord may reasonably request.  Guarantor further agrees that upon request by Landlord from time to time, Guarantor shall furnish Landlord, within five (5) days of receipt of such request, with a copy of Guarantor’s financial statements, in form and substance reasonably satisfactory to Landlord, reflecting Guarantor’s current financial condition.  Guarantor represents and warrants that all financial statements, records and information furnished by Guarantor to Landlord in connection with this Guaranty are true, correct and complete in all respects.

IN GRAFTON PARTNERS L.P. V. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE.  LANDLORD AND GUARANTOR, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE MAY ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES.  IN ANTICIPATION OF SUCH LEGISLATION, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES DESCRIBED IN THE LEASE (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS GUARANTY OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS GUARANTY WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THE LEASE AND THIS GUARANTY.  GUARANTOR AGREES TO TAKE ALL FURTHER ACTION REQUIRED TO EFFECTUATE ITS WAIVER UNDER SUCH LEGISLATION, INCLUDING EXECUTING ADDITIONAL DOCUMENTS SATISFYING ALL REQUIREMENTS THEREOF.  Guarantor agrees and intends that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2).  Guarantor hereby authorizes and empowers Landlord to file this Guaranty with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of and may be enforced by the respective heirs, successors and assigns of Landlord and the holder of any mortgage to which the Lease may be subject and subordinate from time to time, and shall be binding upon the respective heirs, successors and assigns of Guarantor.  Landlord may, without notice, assign this Guaranty, and no such assignment shall diminish Guarantor’s liability under this Guaranty.

If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty and the application of that provision to other provisions or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

If Guarantor is a corporation (including any form of professional association), then each individual executing this Guaranty on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute and deliver this Guaranty on behalf of such corporation.  If Guarantor is a partnership (general or limited) or limited liability company, then each individual executing this Guaranty on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this Guaranty on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

Further, the undersigned Guarantor hereby consents to the jurisdiction of all State and Federal Courts in the State of California, City and County of San Francisco, in connection with the enforcement and/or interpretation of the Guaranty.

All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease.  All notices or other communications addressed to Guarantor shall be delivered at the address set forth below.

This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of California.

Executed as of October 21, 2020

HERITAGE GLOBAL INC.,

a Florida corporation

By:/s/ James Sklar

Name: James Sklar

Title:EVP & General Counsel

Address:12625 High Bluff Dr. #305

San Diego, CA 92130

Telephone:

Email:

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